FOR IMMEDIATE RELEASE
Investors & Media:
Wright Medical Group N.V. Julie D. Tracy
Sr. VP, Chief Communications Officer (901) 290-5817 (office) julie.tracy@wright.com

Wright Medical Group N.V. Announces Entry Into Metal-On-Metal Hip Litigation Settlement Agreement

Previously Disclosed Agreement In Principle with Three Insurance Carriers Also Finalized

Settlement In Line with Previously Disclosed Range of Loss

AMSTERDAM, The Netherlands - November 2, 2016 - Wright Medical Group N.V. (NASDAQ:WMGI) today announced that on November 1, 2016, its wholly owned subsidiary Wright Medical Technology, Inc. (WMT) entered into a Master Settlement Agreement (MSA) with Court-appointed attorneys representing plaintiffs in the previously disclosed metal-on-metal hip multi-district litigation known as In Re: Wright Medical Technology, Inc., CONSERVE® Hip Implant Products Liability Litigation, MDL No. 2329 (MDL) and the consolidated proceeding pending in state court in California known as In re: Wright Hip System Cases, Judicial Council Coordination Proceeding No. 4710 (JCCP). In addition, on October 28, 2016, the Company entered into a Settlement Agreement with three of its insurance carriers (Three Settling Insurers).

Under the terms of the MSA, the parties agreed to settle 1,292 specifically identified CONSERVE, DYNASTY or LINEAGE revision claims which meet the eligibility requirements of the MSA and are either pending in the MDL or JCCP, or are subject to tolling agreements approved in the MDL or JCCP, for a total settlement amount of $240 million, of which approximately $180 million will be funded from cash on hand and $60 million will be funded from insurance recoveries.

Eligibility requirements of the MSA include that the claimant has a pending or tolled case in the MDL or JCCP, has undergone a revision surgery within eight years of the original implantation surgery, and that the claim has not been identified by WMT as having possible statute of limitation issues. Claimants who have had bilateral revision surgeries will be counted as two claims but only to the extent both claims separately satisfy all eligibility criteria.

The MSA includes a 95% opt-in requirement, meaning the MSA may be terminated by WMT prior to any settlement disbursement if claimants holding greater than 5% of eligible claims in the Final Settlement Pool elect to “opt-out” of the settlement. No funding of any individual plaintiff settlement will occur until the 95% opt-in requirement has been satisfied or waived.

Robert Palmisano, president and chief executive officer, commented, “We are very pleased to have reached this settlement agreement, in particular the population of claims that the settlement covers as well as the required 95% opt-in rate for those claims. With this clarity, we will continue to focus on accelerating growth opportunities in the extremities and biologics markets. This settlement addresses approximately 85% of the known U.S. revision claims that do not have potential statute of limitations issues and removes a great deal of the uncertainty that has been associated with this litigation.”

Wright will continue to vigorously defend metal-on-metal hip claims not settled pursuant to the MSA.  As of September 25, 2016, the company estimates there were approximately 600 outstanding metal-on-metal hip revision claims that would not be included in the MSA settlement, including approximately 200 claims with an implant duration of more than eight years, approximately 300 claims subject to possible statute of limitations preclusion, approximately 30 claims pending in U.S. courts other than the MDL and JCCP, approximately 50 claims pending in non-U.S. courts, and approximately 20 claims that would be eligible for inclusion in the settlement but for the participation limitations contained in the MSA. The company also estimates that there were approximately 700 outstanding metal-on-metal hip non-revision claims as of September 25, 2016.  These non-revision cases are excluded from the MSA.

The final MSA settlement amount (not to exceed $240 million), and the final number of claims settled under the MSA, will depend on, among other things, the number of claimants electing to participate in the settlement and the mix of products implanted in the settling claimant group. Claims which do not meet the eligibility requirements of the MSA, new claims, and claims which have opted-out of the settlement will not be settled under the MSA and the company will continue to defend these claims.

The company previously disclosed a loss range applicable to a substantial portion of revision cases of $150 million to $198 million and, in accordance with U.S. generally accepted accounting practices (US GAAP), recognized as a charge within discontinued operations in the second quarter of 2016 $150 million, the low end of the range of probable loss for these cases. During the third quarter of 2016, the company recorded charges of approximately $39 million to increase its accrual from the low end of its previous range of probable loss to the amounts in line with the final agreements and to record accruals for certain other revision cases. Please refer to the disclosures in the company’s third quarter 2016 quarterly report on Form 10-Q for a full discussion of our accruals and disclosures related to this matter.

WMT has agreed to escrow $150 million to secure its obligations under the MSA, and parent corporation Wright Medical Group N.V. has agreed to guaranty WMT’s obligations under the MSA.

The MSA will help bring to a close significant metal-on-metal litigation activity in the U.S. Some lawsuits, however, will remain and Wright will continue to defend against remaining claims and any future claims that could be filed. The ultimate cost to entirely resolve these matters will depend on many factors that are difficult to predict and may be materially different than the amounts accrued to date, including future revision claims and additional insurance recoveries. Further charges may need to be recorded in the future as additional information becomes available.

Internet Posting of Information

Wright routinely posts information that may be important to investors in the “Investor Relations” section of its website at www.wright.com. The company encourages investors and potential investors to consult the Wright website regularly for important information about Wright.

About Wright Medical Group N.V.

Wright Medical Group N.V. is a global medical device company focused on extremities and biologics products. The company is committed to delivering innovative, value-added solutions improving quality of life for patients worldwide and is a recognized leader of surgical solutions for the upper extremities (shoulder, elbow, wrist and hand), lower extremities (foot and ankle) and biologics markets, three of the fastest growing segments in orthopaedics. For more information about Wright, visit www.wright.com.

™ and ® denote trademarks and registered trademarks of Wright Medical Group N.V. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as “will,” “may,” “continue,” “anticipate,” “expect,” “could,” “believe,” “estimate,” “future,” other words of similar meaning and the use of future dates. Forward-looking statements in this release include, but are not limited to, statements about the effects of the settlement agreements and the amount and funding of the settlement amounts. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Each forward-looking statement contained in this release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, risks and uncertainties associated with the MSA and the settlement agreement with the Three Settling Insurers, including without limitation, the final MSA settlement amount and the final number of claims settled under the MSA, the possibility that the 95% opt-in requirement may not be achieved, the resolution of the remaining unresolved claims, the effect of the broad release of certain insurance coverage for present and future claims, the resolution of the company’s dispute with the remaining carriers; and the other risks identified under the heading “Risk Factors” in Wright’s Annual Report on Form 10-K for the year ended December 27, 2015 filed by Wright with the SEC on February 23, 2016 and Wright’s Quarterly Report on Form 10-Q for the quarter ended September 25, 2016 anticipated to be filed by Wright with the SEC on November 2, 2016. Investors should not place considerable reliance on the forward-looking statements contained in this release. Investors are encouraged to read Wright’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this release speak only as of the date of this release, and Wright undertakes no obligation to update or revise any of these statements. Wright’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

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